Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Fourth Quarter and Fiscal 2017 Results

•	Q4 2017 net revenue of $64.5 million, up 2.5% from prior year, and pro forma EPS of $0.27, up 4% from prior year, both at or above the high end of guidance
•	Fiscal 2017 net revenue of $263.3 million, up slightly from prior year, and pro forma EPS of $1.00, up 6% from prior year
•	Company announces annual dividend increase of 13% from $0.30 to $0.34 per share, paid semi-annually

MIAMI, FL – February 20, 2017 - The Hackett Group, Inc. (NASDAQ: HCKT), a global intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices implementation firm, today announced its financial results for the fourth quarter and fiscal year, which ended on December 29, 2017.

Fourth quarter 2017 net revenue (gross revenue less reimbursable expenses) was $64.5 million, up 2.5%, as compared to prior year. Fiscal year 2017 net revenue was $263.3 million, up 1.3%, as compared to prior year. Fourth quarter 2017 gross revenue was $69.4 million, down 0.9%, as compared to prior year. Fiscal year 2017 gross revenue was $285.9 million, down 0.9%, as compared to prior year. The decrease in gross revenue for fourth quarter and fiscal year 2017 is a result of the decreasing pass through project reimbursable expenses.

GAAP diluted earnings per share in the fourth quarter of 2017 were $0.29, up 53%, when compared to $0.19 for the same period in the prior year. Fiscal year 2017 GAAP diluted earnings per share were $0.85, up 29%, when compared to $0.66 for the same period in 2016. During 2017, the adoption of new accounting pronouncements and new tax legislation favorably impacted income tax expense by a total of $7.8 million.

Pro forma diluted earnings per share in the fourth quarter of 2017 were $0.27, up 4%, when compared to $0.26 for the same period in 2016. Fiscal year pro forma diluted earnings per share were $1.00, up 6%, when compared to $0.94 in the same period in 2016. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

In its recent meeting, the Company’s Board of Directors authorized a 13% increase in its annual dividend from $0.30 to $0.34 per share, to be paid semi-annually.  At the end of the fourth quarter of 2017, the Company’s cash balances were $17.5 million. The outstanding balance of the Company’s Credit Facility was $19.0 million at the end of the quarter.

“This was a highly transformative year for our organization,” stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc. “We reported solid results while aggressively transitioning our offerings to the rapidly growing cloud and digital transformation opportunities that strongly position us for future growth.”

Based on the current economic outlook, the Company estimates total net revenue for the first quarter of 2018 to be in the range of $66.0 million and $68.0 million or gross revenue (inclusive of reimbursable expenses of 7.5%) to be in the range of $71.0 million and $73.0 million. The Company estimates pro forma diluted earnings for the first quarter of 2018 to be in the range of $0.25 and $0.27. At the high end of guidance, pro forma EPS would increase 17%, when compared to prior year.

Other Highlights

World-Class Finance Research – The Hackett Group released world-class finance research showing that typical finance organizations can substantially narrow the gap between their cost levels and that of top performers, and top performers can become even better by leveraging digital transformation. According to The Hackett Group’s research, typical finance organizations can cut process costs by 35% by adopting digital technologies, nearly matching the level seen today by world-class organizations.

The Hackett Institute Launched - The Hackett Group announced the launch of The Hackett Institute, offering professional education programs informed by The Hackett Group’s unmatched intellectual property derived from its benchmarking data, proprietary research and Best Practices Intelligence Center™. Flagship offerings of the Hackett Institute include programs for Certified GBS Professionals (CGBSP) and Certified Enterprise Analytics Professionals (CEAP).

RPA Automation Awards - Aecus, a Company of The Hackett Group, announced the winners of the 2017 Aecus Automation Awards, which spotlights companies that are on the cutting edge of digital transformation, including smart automation, robotic process automation, cognitive computing, and advanced analytics. The Aecus Automation Awards winners encompass some of the hottest trends in digital transformation technology, and spotlights the advances being made in this critical area and the strategic business impact that can be generated. In addition, the awards feature companies that demonstrate the ability to deploy more familiar tools -- such as offshoring, outsourcing, or redesign -- in new ways.  This year’s winners came from a range of industry sectors, including banking and financial services, telecoms, consumer goods and utilities.

On Tuesday, February 20, 2018 senior management will discuss fourth quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (844) 358-9115, [Passcode: Fourth Quarter]. For International callers, please dial (209) 905-5950.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, February 20, 2018 and will run through 5:00 P.M. ET on Tuesday, March 6, 2018. To access the rebroadcast, please dial (855) 859-2056. For International callers, please dial (404) 537-3406, [Passcode: 6395625].

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, February 20, 2018 and will run through 5:00 P.M. ET on Tuesday, March 6, 2018. To access the replay, visit www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group

The Hackett Group (NASDAQ: HCKT) is an intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices implementation firm to global companies, offering digital transformation including robotic process automation and enterprise cloud application implementation. Services include business transformation, enterprise analytics, working capital management and global business services. The Hackett Group also provides dedicated expertise in business strategy, operations, finance, human capital management, strategic sourcing, procurement and information technology, including its award-winning Oracle and SAP practices.

The Hackett Group has completed more than 13,000 benchmarking studies with major corporations and government agencies, including 97% of the Dow Jones Industrials, 89% of the Fortune 100, 87% of the DAX 30 and 59% of the FTSE 100. These studies drive its Best Practice Intelligence Center™ which includes the firm's benchmarking metrics, best practices repository and best practice configuration guides and process flows, which enable The Hackett Group’s clients and partners to achieve world-class performance.

More information on The Hackett Group is available at:www.thehackettgroup.com,info@thehackettgroup.com, or by calling (770) 225-3600.

 # # #

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, including these referenced above, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates, our ability to obtain debt financing through additional borrowings under an amendment to our existing credit facility as well as other risks detailed in our Company's Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 4 of 6 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

		Quarter Ended	Year Ended
	December 29,	September 29,	December 29,		December 30,
	2017	2017	2017		2016
Revenue:
Revenue before reimbursements ("net revenue")	$64,510	$65,947	$263,252	$	$259,907
Reimbursements	4,891	5,515	22,610		28,654
Total revenue	69,401	71,462	285,862		288,561

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses	36,839	39,807	157,745		157,515
Acquisition-related compensation expense	540	619	1,582		—
Non-cash stock compensation expense	1,030	1,082	4,470		4,544
Acquisition-related non-cash stock compensation expense	795	794	2,515		1,214
Reimbursable expenses	4,891	5,515	22,610		28,654
Total cost of service	44,095	47,817	188,922		191,927

Selling, general and administrative costs	15,268	14,209	59,027		57,974
Non-cash stock compensation expense	903	894	3,330		3,007
Acquisition-related costs	—	111	378		—
Amortization of intangible assets	615	557	2,090		1,100
Restructuring costs	—	—	1,293		—
Total selling, general, and administrative expenses	16,786	15,771	66,118		62,081

Total costs and operating expenses	60,881	63,588	255,040		254,008

Income from operations	8,520	7,874	30,822		34,553

Other expense:
Interest expense	(183)	(184)	(584)		(387)

Income from operations before income taxes	8,337	7,690	30,238		34,166
Income tax expense	(1,104)	2,401	2,884		12,625
Net income	$9,441	$5,289	$27,354		$21,541

Basic net income per common share:
Income per common share from operations	$0.33	$0.18	$0.95		$0.74
Weighted average common shares outstanding	28,735	28,765	28,852		29,082

Diluted net income per common share:
Income per common share from operations	$0.29	$0.17	$0.85		$0.66
Weighted average common and common equivalent shares outstanding	32,022	31,958	32,196		32,815

Pro forma data (1):
Income from operations before income taxes	$8,337	$7,690	$30,238		$34,166
Acquisition-related compensation expense	540	619	1,582		—
Non-cash stock compensation expense	1,933	1,976	7,800		7,551
Acquisition-related non-cash stock compensation expense	795	794	2,515		1,214
Acquisition-related costs	—	111	378		—
Restructuring costs	—	—	1,293		—
Amortization of intangible assets	615	557	2,090		1,100
Pro forma income before income taxes	12,220	11,747	45,896		44,031
Pro forma income tax expense	3,666	3,524	13,769		13,209
Pro forma net income	$8,554	$8,223	$32,127		$30,822

Pro forma basic net income per common share	$0.30	$0.29	$1.11		$1.06
Weighted average common shares outstanding	28,735	28,765	28,852		29,082

Pro forma diluted net income per common share	$0.27	$0.26	$1.00		$0.94
Weighted average common and common equivalent shares outstanding	32,022	31,958	32,196		32,815

(1)

The Company provides pro forma earnings results (which exclude the amortization of intangible assets, stock compensation expense, acquisition-related cash and stock compensation expenses and transaction expenses, restructuring charges and include a normalized tax rate, which is our long term projected cash tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Page 5 of 6 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 29,	December 30,
	2017	2016
ASSETS
Current assets:
Cash	$17,512	$19,710
Accounts receivable and unbilled revenue, net	55,262	47,399
Prepaid expenses and other current assets	2,511	1,704
Total current assets	75,285	68,813

Property and equipment, net	18,851	14,774
Other assets	6,021	3,336
Goodwill, net	85,074	72,376
Total assets	$185,231	$159,299

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,434	$9,089
Accrued expenses and other liabilities	43,014	46,725
Total current liabilities	51,448	55,814
Non-current accrued expenses and other liabilities	1,268	-
Long-term deferred tax liability, net	6,240	10,216
Long-term debt	19,000	7,000
Total liabilities	77,956	73,030

Shareholders' equity	107,275	86,269
Total liabilities and shareholders' equity	$185,231	$159,299

Page 6 of 6 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	December 29,	December 30,	September 29,
	2017	2016	2017
Revenue Breakdown by Group:
(in thousands)
The Hackett Group (2)	$58,759	$59,908	$60,789
SAP Solutions (3)	10,642	10,144	10,673
Total revenue	$69,401	$70,052	$71,462

Revenue Concentration:
(% of total revenue)
Top customer	4%	6%	4%
Top 5 customers	13%	18%	12%
Top 10 customers	20%	28%	20%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	1,011	940	1,022
Total headcount	1,243	1,155	1,259
Days sales outstanding (DSO)	72	62	71
Cash provided by operating activities (in thousands)	$7,559	$12,077	$9,966
Pro forma return on equity (5)	33%	33%	35%
Depreciation (in thousands)	$601	$610	$590
Amortization (in thousands)	$615	$275	$557

Remaining Plan authorization (in thousands):
Shares purchased (in thousands)	—	—	182
Cost of shares repurchased (in thousands)	$—	$—	$2,492
Average price per share of shares purchased	$—	$—	$13.73
Remaining Plan authorization (in thousands)	$3,138	$4,433	$3,138

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	6	6	68
Cost of shares purchased (in thousands)	$89	$104	$1,050
Average price per share of shares purchased	$15.37	$16.89	$15.50

(2)	The Hackett Group encompasses the Benchmarking, Business Transformation and Executive Advisory groups, and EPM Groups and excludes AMS.  Annualized revenue per professional disclosed prior to Q2 2017 utilized gross revenue; the statistics have been amended to utilize net revenue.  Prior periods have been restated.

(3)	SAP Solutions encompasses Best Practice Implementation of ERP Software, the SAP group, approximately 40% of which are offshore resources.
(4)	Certain reclassifications have been made to conform with current reporting requirements.
(5)	Twelve months of pro forma net income divided by average shareholder's equity.